Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-77243, Form S-8 No. 333-03599, and Form S-8 No. 333-104367) pertaining to the Eaton Personal Investment Plan of our report dated June 11, 2007 with respect to the financial statements of the Eaton Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2006 and 2005.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 27, 2007